SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12
Endwave Corporation
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

ENDWAVE CORPORATION
776 Palomar Avenue
Sunnyvale, CA 94085
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On July 19, 2006
Dear Stockholder:
      You are cordially invited to attend the Annual Meeting of Stockholders of Endwave Corporation, a Delaware corporation. The meeting will be held on Wednesday, July 19, 2006 at 8:00 a.m. local time at our corporate headquarters at 776 Palomar Avenue, Sunnyvale, California, for the following purposes:

1. To elect two directors to hold office until the 2009 Annual Meeting of Stockholders;

2. To ratify the selection by the Audit Committee of the Board of Directors of Burr, Pilger & Mayer LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006; and

3. To conduct any other business properly brought before the meeting.
      These items of business are more fully described in the Proxy Statement accompanying this Notice.
      The record date for the Annual Meeting is June 1, 2006. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Brett W. Wallace
Corporate Secretary
Sunnyvale, California
June 13, 2006
You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

ENDWAVE CORPORATION
776 Palomar Avenue
Sunnyvale, CA 94085
PROXY STATEMENT
FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS
July 19, 2006
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
Why am I receiving these materials?
      We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Endwave Corporation is soliciting your proxy to vote at the 2006 Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.
      We intend to mail this proxy statement and accompanying proxy card on or about June 13, 2006 to all stockholders of record entitled to vote at the annual meeting.
Who can vote at the annual meeting?
      Only stockholders of record at the close of business on June 1, 2006 will be entitled to vote at the annual meeting. On this record date, there were 11,428,178 shares of common stock outstanding and entitled to vote and 300,000 shares of Series B Preferred Stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name
      If on June 1, 2006 your shares were registered directly in your name with our transfer agent, Computershare Trust Company Inc., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted. Electronic voting will not be available for this year’s meeting.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank
      If on June 1, 2006 your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.
What am I voting on?
      There are two matters scheduled for a vote:

•	Election of two directors; and

•	Ratification of the selection of Burr, Pilger & Mayer LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006.

How do I vote?
      You may either vote “For” all the nominees to the Board of Directors or you may abstain from voting for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name
      If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If we receive your signed proxy card before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
      If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.
How many votes do I have?
      On each matter to be voted upon, you have one vote for each share of common stock and ten votes for each share of Series B Preferred Stock you owned as of June 1, 2006.
What if I return a proxy card but do not make specific choices?
      If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of the nominees for director and “For” the ratification of the selection of Burr, Pilger & Mayer LLP as our independent registered public accounting firm. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
      We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one proxy card?
      If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?
      Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to our Corporate Secretary at 776 Palomar Avenue, Sunnyvale, California 94085.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.
When are stockholder proposals due for next year’s annual meeting?
      To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by February 13, 2007, to our Corporate Secretary at 776 Palomar Avenue, Sunnyvale, California 94805. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, you must do so no earlier than March 21, 2007 and no later than April 20, 2007, or within such other period as is specified in our bylaws. You are advised to review our bylaws, which contain additional requirements concerning stockholder proposals and director nominations.
How are votes counted?
      Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and (with respect to proposals other than the election of directors) “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.
      If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange (“NYSE”) on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.
How many votes are needed to approve each proposal?

•	For the election of directors, the two nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Broker non-votes will have no effect.

•	To be approved, Proposal No. 2, the ratification of the selection of Burr, Pilger & Mayer LLP as our independent registered public accounting firm, must receive a “For” vote from the majority of the shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.
What is the quorum requirement?
      A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of the votes entitled to vote at the meeting are represented by stockholders present at the meeting or by proxy. On the record date, there were 11,428,178 shares of common stock outstanding and entitled to vote, representing the right to 11,428,178 votes at the meeting, and 300,000 shares of Series B Preferred Stock outstanding and entitled to vote, representing the right to 3,000,000 votes at the meeting. Thus shares with the right to an aggregate of 7,214,090 votes must be represented by stockholders present at the meeting or by proxy to have a quorum.

      Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairman of the meeting or a majority of the votes present at the meeting may adjourn the meeting to another date.
How can I find out the results of the voting at the annual meeting?
      Preliminary voting results may be announced at the annual meeting. Final voting results will be published in our Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2006.

PROPOSAL 1
ELECTION OF DIRECTORS
      Our Board of Directors (the “Board”) is divided into three classes with each class having a three-year term. Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting; except that the holders of our Series B Preferred Stock, voting separately as a class, are entitled to elect one director. We have agreed to appoint a representative selected by Oak Investment Partners XI, Limited Partnership (refereed to herein as “Oak”), the sole holder of shares of our Series B Preferred, to the Board as the director elected by the holders of the Series B Preferred Stock. Oak has not yet named the representative it would like to appoint to the Board.
      Unless the Board determines otherwise, vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining directors. This includes vacancies created by an increase in the number of directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the authorized number of directors on the Board) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and has qualified or until the director’s death, resignation or removal.
      The Board presently has five members. There are two directors in the class whose term of office expires in 2006. Each of the nominees listed below is currently a director who was previously elected by our stockholders. If elected at the annual meeting, each nominee would serve until the 2009 Annual Meeting and until his successor is elected and has qualified, or until the director’s death, resignation or removal. It is our policy to encourage directors and nominees for director to attend the Annual Meeting. All current directors attended the 2005 Annual Meeting of Stockholders, except for John McGrath.
      Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. In the event that the nominees should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominees as the Board may propose. The persons nominated for election have agreed to serve if elected, and the Board has no reason to believe that these nominees will be unable to serve.
      The following is a brief biography of each nominee and each director whose term will continue after the Annual Meeting. The age specified for each director is as of June 13, 2006.
Nominees for Election for a Three-year Term Expiring at the 2009 Annual Meeting

Edward A. Keible, Jr.
      Mr. Keible, age 62, has served as our President and Chief Executive Officer and as a director since January 1994. From 1973 until 1993, Mr. Keible held various positions at Raychem Corporation, a materials science company, culminating in the position of Senior Vice President with specific oversight of Raychem’s International and Electronics Groups. Mr. Keible holds a B.A. in Engineering Sciences and a B.E. and an M.E. in Materials Science from Dartmouth College and an M.B.A. from Harvard Business School.

Edward C. V. Winn
      Mr. Winn, age 67, has served as director of Endwave since July 2000. From March 1992 to January 2000, Mr. Winn served in various capacities with TriQuint Semiconductor, Inc., a semiconductor manufacturer, most recently as Executive Vice President, Finance and Administration and Chief Financial Officer. Previously, Mr. Winn served in various capacities with Avantek, Inc., a microwave component and subsystem manufacturer, most recently as Product Group Vice President. Mr. Winn received a B.S. in Physics from Rensselaer Polytechnic Institute and an M.B.A. from Harvard Business School. Mr. Winn serves as a member on the Board of Directors of Volterra Semiconductor Corporation.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Directors Continuing in Office Until the 2007 Annual Meeting

Joseph J. Lazzara
      Mr. Lazzara, age 54, has served as a director of Endwave since February 2004. Mr. Lazzara has served as the Chief Executive Officer of Scientific Technologies Incorporation (“STI”), a manufacturer and supplier of machine safeguarding products and automation sensors, since June 1993, President of STI since June 1989 and Treasurer and a director of STI since September 1984. Mr. Lazzara served as a Vice President of STI from September 1984 until June 1989. He has also served as Treasurer and a director of STI’s parent company, Scientific Technology Incorporation, since August 1981. Prior to 1981, Mr. Lazzara was employed by Hewlett-Packard Company, a global technology solutions provider, in Process and Engineering Management. Mr. Lazzara received a B.S. in Engineering from Purdue University and an M.B.A. from Santa Clara University. Mr. Lazzara serves as a member on the Board of Directors of STI and AeA (the American Electronics Association).
Directors Continuing in Office Until the 2008 Annual Meeting

John F. McGrath, Jr.
      Mr. McGrath, age 41, has served as a director of Endwave since January 2005. Mr. McGrath is currently the Vice President and Chief Financial Officer for Network Equipment Technologies, a provider of network technology used for communications solutions and adaptive broadband networking, a position he has held since 2001. Prior to joining Network Equipment Technologies in 2001, Mr. McGrath was an independent consultant to enterprise software firm Niku Corporation. From 1997 to 2000, Mr. McGrath served in various financial capacities at Aspect Communications, including as Vice President of Finance and Director of Finance for Europe, Middle East and Africa. Prior to that he was Director of Finance for TCSI Corporation. From 1986 to 1991, Mr. McGrath worked as a Manager in the High Technology/ Manufacturing Group at Ernst & Young LLP. Mr. McGrath holds a B.S. in Accounting from the University of Wyoming and an M.B.A. from the Stanford Graduate School of Business and is a registered C.P.A. in the state of California. Mr. McGrath is also on the Board of Trustees of the Presidio Fund, a publicly-traded mutual fund.

Wade Meyercord
      Mr. Meyercord, age 65, has served as a director of Endwave since March 2004. From 1987 to present, Mr. Meyercord has served as President of Meyercord and Associates, a consulting firm specializing in board of directors and executive compensation. From 1999 to 2002, Mr. Meyercord served as Senior Vice President and Chief Financial Officer of RioPort.com, Inc., a company that delivers an integrated, secure platform for acquiring, managing and experiencing music and spoken audio programming from the Internet. From 1998 to 1999, Mr. Meyercord Served as Senior Vice President, e-commerce of Diamond Multimedia. Prior to 1998, Mr. Meyercord held various management and/or executive level positions with Read-Rite Corporation, Memorex Corporation and IBM Corporation. Mr. Meyercord received a B.S. in Mechanical Engineering from Purdue University and an M.B.A. in Engineering Administration from Syracuse University. Mr. Meyercord serves as a member on the Board of Directors of Microchip and California Micro Devices.
Meetings of the Board of Directors
      The Board met fourteen times and acted by unanimous written consent five times during 2005. Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served, held during the period for which he or she was a director or committee member, respectively.
Independence of the Board of Directors
      Under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with our counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the Nasdaq, as in effect from time to time.
      Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and us, our senior management and our independent registered public accounting firm, the Board affirmatively has determined that all of our directors are independent directors within the meaning of the applicable Nasdaq listing standards, except for Mr. Keible, our President and Chief Executive Officer.
      As required under applicable Nasdaq listing standards, in 2005 our independent directors met five times in regularly scheduled executive sessions at which only independent directors were present. Each executive session was led by Mr. Winn. Persons interested in communicating with the independent directors with their concerns or issues may address correspondence to a particular director, or to the independent directors generally, in care of Endwave Corporation at 776 Palomar Avenue, Sunnyvale, California 94085. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Chairman of the Board or the Chairperson of the Audit, Compensation or Nominating and Governance Committee.
Information Regarding the Board of Directors and Its Committees
      The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. The following table provides meeting information for 2005 and the current membership of each of the Board committees:

Nominating and
Name	Audit		Compensation		Governance

Edward A. Keible, Jr.
John F. McGrath, Jr.	X	*
Joseph J. Lazzara	X		X		X	*
Wade Meyercord			X	*	X
Edward C.V. Winn	X		X		X
Total meetings in 2005	6		3		1

*	Committee Chairperson
      Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate, to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to us.
Audit Committee
      The Audit Committee of the Board of Directors oversees our corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of, and assesses the qualifications of, our independent registered public accounting firm; determines and approves the engagement of our independent registered public accounting firm; determines whether to retain or terminate our existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; reviews and approves the retention of our independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on our audit engagement team as required by law; confers with management and our independent registered public accounting firm regarding the effectiveness of our internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

meets to review our annual audited financial statements and quarterly financial statements with management and our independent registered public accounting firm, including reviewing our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Audit Committee is currently composed of three non-employee directors: Messrs. McGrath (chairperson), Lazzara and Winn. A copy of the Audit Committee Charter is attached as Appendix A to these proxy materials and is also available on our Web site at www.endwave.com.
      The Board annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of the Audit Committee are independent (as independence is currently defined in Rules 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards). The Board has determined that each of Messrs. McGrath and Winn qualifies as an “audit committee financial expert,” as defined in applicable rules promulgated by the Securities and Exchange Commission. The Board made a qualitative assessment of the level of knowledge and experience of Messrs. McGrath and Winn based on a number of factors, including their formal education and experience as chief financial officers for public reporting companies.
Compensation Committee
      The Compensation Committee of the Board of Directors reviews and approves our overall compensation strategy and policies. The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management; reviews and approves the compensation and other terms of employment of our Chief Executive Officer; reviews and approves the compensation and other terms of employment of our other officers; and administers our stock option and purchase plans, pension and profit sharing plans, stock bonus plans, deferred compensation plans and other similar programs. The Compensation Committee is currently composed of three non-employee directors: Messrs. Meyercord (chairperson), Lazzara and Winn. Ms. Carol Sharer was a member of the Compensation Committee in 2005 and until her resignation from the Board in February 2006. Mr. Winn was appointed to the Compensation Committee in April 2006. A copy of the Compensation Committee Charter is available on our Web site at www.endwave.com. All members of the Compensation Committee are independent (as independence is currently defined in 4200(a)(15) of the Nasdaq listing standards).
Nominating and Governance Committee
      The Nominating and Governance Committee of the Board of Directors is responsible for: identifying, reviewing and evaluating candidates to serve as members of our Board of Directors, consistent with criteria approved by our Board of Directors; reviewing and evaluating incumbent directors and recommending candidates for election to our Board of Directors; making recommendations to our Board of Directors regarding the membership of the committees of our Board of Directors; and assessing the performance of management and our Board of Directors. Ms. Sharer was a member of the Nominating Committee in 2005 and until her resignation from our Board of Directors in February 2006. The Nominating and Governance Committee is currently composed of three non-employee directors: Messrs. Lazzara (chairperson), Meyercord and Winn. Ms. Sharer was a member and the chairperson of the Nominating and Corporate Governance Committee in 2005 and until her resignation from the Board in February 2006. Mr. Lazzara was appointed chairperson of the Nominating and Corporate Governance Committee in April 2006. A copy of the Nominating and Governance Committee Charter is available on our Web site at www.endwave.com. All members of the Nominating and Governance Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards).
      The Nominating and Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements and having the highest personal and professional integrity and ethics. The Nominating and Governance Committee will seriously consider only those candidates who have demonstrated exceptional ability and judgment and who are expected to be effective, in connection with the other nominees to the Board, in providing the skills and expertise appropriate for us and serving the long-term interests of our stockholders. However, the Nominating and Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the Nominating and Governance Committee considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and us, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Governance Committee reviews such directors’ overall service to us during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating and Governance Committee also determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable rules and regulations promulgated by the Securities and Exchange Commission and the advice of counsel, if necessary. The Nominating and Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. To date, the Nominating and Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates. To date, the Nominating and Governance Committee has not rejected a timely director nominee from a stockholder or stockholders holding more than 5% of our voting stock.
      The Nominating and Governance Committee will consider any qualified director candidates recommended by stockholders. The Nominating and Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Nominating and Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Governance Committee at the following address: 776 Palomar Avenue, Sunnyvale, California 94085, no sooner than 120 days and no later than 90 days prior to the first anniversary of the preceding year’s Annual Meeting of Stockholders. Submissions must include the full name of the candidate, sufficient biographical information concerning the candidate, including age, five-year employment history with employer names and description of the employers’ businesses, whether such candidate can read and understand basic financial statements and board memberships, if any. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
Stockholder Communications with the Board of Directors
      The Nominating and Governance Committee has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to a director at our corporate office at 776 Palomar Avenue, Sunnyvale, California 94085. All communications will be forwarded directly to the intended member of the Board and will not be screened or edited by our personnel. All communications directed to the Audit Committee in accordance with our Code of Business Conduct and Ethics that relate to questionable accounting or auditing matters involving us will be promptly and directly forwarded to the Audit Committee.
Code of Business Conduct and Ethics
      We have adopted the Endwave Corporation Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Endwave Corporation Code of Business Conduct and Ethics is available on our website at www.endwave.com. We will post on our website any amendments to this code or any waivers of this code that apply to directors or executive officers. A copy of this code may be obtained without charge by making a written request to Endwave Corporation, Attention: Investor Relations, 776 Palomar Avenue, Sunnyvale, California 94085.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)
      The Audit Committee of the Board of Directors of Endwave Corporation (“Endwave”) reviews Endwave’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.
      In this context, the Audit Committee has met and held discussions with management and Endwave’s independent registered public accounting firm. Management represented to the Audit Committee that Endwave’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and Endwave’s independent registered public accounting firm. The Audit Committee discussed with Endwave’s independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).
      In addition, the Audit Committee has discussed with Endwave’s independent registered public accounting firm their independence from Endwave and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussion With Audit Committees).
      The Audit Committee discussed with Endwave’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with Endwave’s independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of Endwave’s internal controls and the overall quality of Endwave’s financial reporting.
      In reliance on such reviews and discussions, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited financial statements in Endwave’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the Securities and Exchange Commission. The Audit Committee and the Board also have selected Endwave’s independent registered public accounting firm and have asked Endwave’s stockholders to ratify the selection.

Audit Committee

John F. McGrath, Jr. (Chairperson)
Joseph J. Lazzara
Edward C.V. Winn

      (1) The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      The Audit Committee of the Board of Directors has selected Burr, Pilger & Mayer LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Burr, Pilger & Mayer LLP has audited our financial statements since 2004. Representatives of Burr, Pilger & Mayer LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
      Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Burr, Pilger & Mayer LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Burr, Pilger & Mayer LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of our stockholders and us.
      The affirmative vote of the holders of a majority of the of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Burr, Pilger & Mayer LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.
Independent Registered Public Accounting Firm’s Fees
      The following table shows the fees paid or accrued by us for the audit and other services provided by Burr, Pilger & Mayer LLP for 2004 and 2005 (in thousands):

	2005	2004

Audit Fees(1)	$464	$183
Tax Fees(2)	0	0
All Other Fees(3)	96	0

Total	$560	$183

(1)	Audit fees represent fees for professional services provided in connection with the audit of our annual financial statements and review of our quarterly financial statements. Audit fees for 2005 included audit services related to the review of our internal controls, as required by the Sarbanes-Oxley Act of 2002.

(2)	Tax fees consist primarily of income tax compliance and related services..

(3)	Represents fees for services provided in connection with other miscellaneous items not otherwise included in the categories above, including $96,000 related to the filing of a registration statement on Form S-3 in fiscal 2005.
Independence of Independent Registered Public Accounting Firm and Pre-approval Policy
      The Audit Committee has determined that the provision by Burr, Pilger & Mayer LLP of non-audit services is compatible with maintaining the independence of Burr, Pilger & Mayer LLP. Consistent with the charter of the Audit Committee, the Audit Committee pre-approves all services provided by Burr, Pilger & Mayer LLP, and during 2005, all services provided by Burr, Pilger & Mayer LLP were pre-approved by the Audit Committee.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth certain information regarding the ownership of our common stock as of May 15, 2006 by: (i) each of our executive officers as of December 31, 2005; (ii) each director; (iii) our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock. Except as otherwise indicated, the address of each of the persons set forth below is c/o Endwave Corporation, 776 Palomar Avenue, Sunnyvale, California 94085.

	Shares Beneficially Owned(1)

			Series B
	Common Stock		Preferred Stock

Name and Address	Number	Percent(2)	Number	Percent(2)

Entities affiliated with Wood River Management LLC(3)	4,171,477	36.5	—	—
c/o Arthur Steinberg, Esq., Kaye Scholer LLP 425 Park Avenue New York, NY 10022
Entities Affiliated with Oak Investment Partners XI, Limited Partnership(4)	3,900,000	25.4	390,000	100.0
c/o Oak Management Corporation
One Gorham Island
Westport, Connecticut 06880
Entities affiliated with EagleRock Capital Management(5)	953,916	8.3	—	—
551 Fifth Avenue, 34th Floor
New York, NY 10176
Pate Capital Partners, LP	800,000	7.0	—	—
555 Montgomery St, Ste 603
San Francisco, CA 94111
Entities affiliated with Potomac Capital Management(6)	767,072	6.7	—	—
825 Third Avenue
New York, NY 10022
Edward A. Keible, Jr.(7)	288,319	2.5	—	—
Julianne M. Biagini(8)	123,313	1.1	—	—
John J. Mikulsky(9)	195,833	1.7	—	—
Edward C.V. Winn(10)	14,456	*	—	—
Joseph J. Lazzara(10)	7,646	*	—	—
John F. McGrath, Jr.(10)	6,216	*	—	—
Wade Meyercord(10)	7,114	*	—	—
All directors and executive officers as a group (7 persons)(11)	642,897	5.4	—	—

*	Less than one percent.

(1)	This table is based upon information supplied to us by our officers, directors and principal stockholders and upon any Schedules 13D or 13G filed with the Securities and Exchange. Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(2)	Applicable percentages are based on 11,426,489 shares of common stock and 300,000 shares of Series B Preferred Stock (“Series B Stock”) outstanding on May 15, 2006, adjusted as required by rules promulgated by the Securities and Exchange Commission.

(3)	Includes 2,843,239 shares held by Wood River Partners, L.P. (the “Partnership”) and 1,328,238 shares held by Wood River Partners Offshore, Ltd. (the “Offshore Fund”). Wood River Capital Management, L.L.C. (the “Adviser”) is an investment adviser and is the management company for the partnership and the Offshore Fund and as such may be deemed to beneficially own 4,171,477 shares. Wood River

Associates, L.L.C. (the “General Partner”) is the general partner of the Partnership and as such may be deemed to beneficially own 1,328,238 shares. Pursuant to an order of the United States District Court for the Southern District of New York dated October 13, 2005, Arthur Steinberg, Esq. (the “Receiver”) was appointed as the Receiver of the Wood River Entities. Due to the powers and authority conveyed upon the Receiver by the order, the Receiver may be deemed to share beneficial ownership of the shares.

(4)	300,000 shares of Series B Stock are held of record by Oak Investment Partners XI, Limited Partnership, a Delaware limited partnership (“Oak Investment Partners XI”). Oak Associates XI, LLC, a Delaware limited liability company (“Oak Associates XI”), is the general partner of Oak Investment Partners XI and as such may be deemed to be the beneficially own the shares held by Oak Investment XI. Oak Management Corporation, a Delaware corporation (“Oak Management”), is the investment advisor to Oak Investment Partners XI and as such may be deemed to be the beneficially own the shares held by Oak Investment XI. Bandel L. Carano, Gerald R. Gallagher, Edward F. Glassmeyer, Fredric W. Harman, Ann H. Lamont and David B. Walrod are general partners, managing members, shareholders, directors and/or officers of Oak Investment XI and as such may be deemed to beneficially own the shares held by Oak Investment XI.

The number of shares of Series B Stock beneficially owned by Oak Investment XI includes 90,000 shares of Series B Stock issuable within 60 days of the date of this table upon exercise of a warrant held by Oak Investment XI. The number of shares of common stock beneficially owned by Oak Investment XI includes 3,900,000 shares of common issuable within 60 days of the date of this table upon conversion of 390,000 shares of Series B Stock beneficially owned by Oak Investment XI.

(5)	The shares are held by EagleRock Master Fund, L.P. (“ERMF”) and EagleRock Institutional Partners LP (“ERIP”). EagleRock Capital Management, LLC (“EagleRock”) is the investment manager of ERMF and ERIP and has sole power to vote and dispose of the shares held by ERMF and ERIP and may be deemed to beneficially own such shares. Nader Tavakoli is the Manager of EagleRock and may direct the voting and disposition of the shares held by ERMF and ERIP and may be deemed to beneficially own such shares.

(6)	Potomac Capital Partners LP is a private investment partnership formed under the laws of State of Delaware. Potomac Capital Management LLC is the General Partner of Potomac Capital Partners LP. Mr. Paul J. Solit is the Managing Member of Potomac Capital Managment LLC.

(7)	Includes 276,569 shares issuable upon exercise of options exercisable within 60 days of the date of this table. If exercised in full within 60 days of the date of this table, 158,504 shares would be subject to repurchase by us. Also includes 10,518 shares held by the Keible Family Trust, of which Mr. Keible is co-trustee. Mr. Keible’s spouse shares voting and investment power over the shares held by Mr. Keible’s father-in-law.

(8)	Includes 98,126 shares issuable upon exercise of options exercisable within 60 days of the date of this table. If exercised in full within 60 days of the date of this table, 69,339 shares would be subject to repurchase by us. Includes 12,426 shares held in escrow and that are subject to repurchase.

(9)	Includes 139,677 shares issuable upon exercise of options exercisable within 60 days of the date of this table. If exercised in full within 60 days of the date of this table, 71,530 shares would be subject to repurchase by us.

(10)	Represents shares issuable upon exercise of options exercisable within 60 days of the date of this table.

(11)	See footnotes 7 through 10 above, as applicable. Includes 549,804 shares issuable upon exercise of options exercisable within 60 days of the date of this table. If exercised in full within 60 days of the date of this table, 311,799 shares would be subject to repurchase by us.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Commission initial reports of ownership and reports of changes in ownership of our common stock. Officers, directors and greater than ten percent stockholders are required by the Commission’s regulations to furnish us with copies of all Section 16(a) forms they file.
      To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2005, our officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements, except as follows:

•	no reports were filed by Wood River Capital Management, L.L.C. and its affiliates (collectively referred to as Wood River); Wood River has not released its trading history, so we are unable to determine the number and timing of the missing reports;

•	one report was timely filed by Ms. Sharer, a former director, but reported an incorrect ending total, which was subsequently corrected on one Form 4/ A amending the previous Form 4 report;

•	one report, covering one transaction, was filed late by Mr. Mikulsky;

•	one report, covering one transaction, was filed late by Mr. Keible; three reports were timely filed by Mr. Edward Keible, but reported incorrect ending totals, and were subsequently corrected on three Forms 4/ A amending the previous Forms 4; and

•	one report, covering one transaction, was filed late by Ms. Biagini.
Compensation of Non-Employee Directors
      Beginning January 2005 and thereafter, until changed by the Board of Directors, fees for service on our Board of Directors were changed to reflect the compensation set forth in the table below. The members of the Board of Directors are eligible for reimbursement for travel expenses incurred in connection with attendance at Board and committee meetings in accordance with Company policy.

Annual Retainer	$10,000
Board Chair Annual Retainer	$10,000
Audit Committee Chair Annual Retainer	$10,000
Compensation Committee Chair Annual Retainer	$5,000
Nominating and Governance Committee Chair Annual Retainer	$3,000
Director Meeting Fee (in person)	$1,000
Director Meeting Fee (telephonic)	$500
Audit or Compensation Committee Meeting Fee (in person)	$1,000
Audit or Compensation Committee Meeting Fee (telephonic)	$500
      Non-employee directors are eligible to participate in our 2000 Non-Employee Director Plan, the Director Plan. Pursuant to the Director Plan, all non-employee directors are automatically granted an option to purchase 20,000 shares of common stock upon their election to the Board. Each non-employee director is also granted an option to purchase an additional 6,000 shares of common stock each year following the date of our annual meeting of stockholders, provided that if any non-employee director has not served in that capacity for the entire period since the preceding annual stockholders meeting, then the number of shares subject to the annual grant will be reduced, pro rata, for each full quarter the director did not serve during the previous period. In April 2006, the Board amended the Director Plan to provide that annual grants shall be made on May 1 of each year rather than following our annual meeting of stockholders, including grants made in 2006. All options under our Director Plan expire after ten years and have an exercise price equal to the fair market value on the date of grant. Until recently, all of these options vested over four years at the rate of 1/48 of the total grant per month. In February 2005, the Board of Directors approved an amendment to the Director Plan providing that annual option grants, but not initial option grants, will vest over two years at the rate of 1/24 of the total grant per month. Our directors are also eligible to participate in our 2000 Equity Incentive Plan and our employee directors are eligible to participate in our 2000 Employee Stock Purchase Plan.
      During the 2005 fiscal year, we granted options covering an aggregate of 42,500 shares to our non-employee directors at an average exercise price of $15.21 per share. The fair market value of such common stock on the date of grant was the same as the exercise price per share, based on the closing sales price reported on the Nasdaq National Market for the date of grant. As of May 15, 2006, 55,256 shares of common stock have been purchased upon the exercise of options granted to our non-employee directors.
COMPENSATION OF EXECUTIVE OFFICERS
SUMMARY OF COMPENSATION
      The following table shows, for the years ended December 31, 2005, 2004 and 2003, compensation awarded, paid to or earned by each of our executive officers for services rendered by them as officers.

				Long-Term
				Compensation Awards

	Annual Compensation(1)			Securities
				Underlying	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	Options (#)	Compensation ($)

Edward A. Keible, Jr.(2)	2005	340,600	170,000	75,000	459
President and Chief Executive Officer	2004	327,231	40,000	118,000	335
	2003	318,000	95,400	110,777	1,974
Julianne M. Biagini(3)	2005	213,100	80,000	30,000	409
Chief Financial Officer, Executive	2004	204,231	20,000	60,000	363
Vice President and Corporate Secretary	2003	195,000	48,750	46,659	963
John J. Mikulsky(4)	2005	241,000	90,000	45,000	459
Chief Operating Officer	2004	231,462	20,000	60,000	420
and Executive Vice President	2003	225,000	56,250	55,799	1,573

(1)	In accordance with rules promulgated by the Securities and Exchange Commission, other annual compensation in the form of perquisites and other personal benefits has been omitted where the aggregate amount of such perquisites and other personal benefits constitutes less than the lesser of $50,000 or 10% of the total annual salary and bonus for the Named Officer for the fiscal year.

(2)	All Other Compensation represents group life insurance payments made by Endwave in the amounts of $459, $335 and $1,974 for 2005, 2004 and 2003, respectively.

(3)	All Other Compensation represents group life insurance payments made by Endwave in the amounts of $409, $363 and $963 for 2005, 2004 and 2003, respectively. Ms. Biagini resigned as Chief Financial Officer, Executive Vice President and Corporate Secretary effective April 2006.

(4)	All Other Compensation represents group life insurance payments made by Endwave in the amounts of $459, $420 and $1,573 for 2005, 2004 and 2003, respectively.

STOCK OPTION GRANTS AND EXERCISES
      The following table sets forth information regarding options granted to each executive officer during the year ended December 31, 2005. The information regarding stock options granted to our named executive officers as a percentage of total stock options granted to employees in 2005 is based on options to purchase a total of 519,150 shares of our common stock that were granted to employees in 2005 under our 2000 Equity Incentive Plan. No stock appreciation rights or restricted stock awards were granted during 2005.
OPTION GRANTS IN 2005

					Potential Realizable
	Number of	% of Total			Value at Assumed
	Securities	Options			Annual Rates of Stock
	Underlying	Granted to			Price Appreciation for
	Options	Employees			Option Term ($)(2)
	Granted	in Fiscal	Exercise	Expiration
Name	(#)(1)	Year (%)	Price ($/Sh)	Date	5%	10%

Edward A. Keible, Jr.	37,500	7.22	34.89	7/31/15	822,545	2,084,327
	4,657	0.90	21.47	2/03/15	62,859	159,284
	32,843	6.33	21.47	2/03/15	443,305	1,123,333
Julianne M. Biagini	15,000	2.89	34.89	7/31/15	329,018	833,731
	10,343	1.99	21.47	2/03/15	139,607	353,763
	4,657	0.90	21.47	2/03/15	62,859	159,284
John J. Mikulsky	30,000	5.78	34.89	7/31/15	658,036	1,667,461
	4,657	0.90	21.47	2/03/15	62,859	159,284
	10,343	1.99	21.47	2/03/15	139,607	353,763

(1)	Options granted under our 2000 Equity Incentive Plan and under our 1992 Stock Option Plan vest in accordance with the terms of the applicable option grant and the terms of our Executive Officer Severance and Retention Plan, detailed in “Employment, Severance and Change in Control Agreements” below.

(2)	The potential realizable value is based on the term of the option at its time of grant. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated rate, compounded annually for the entire term of the option and the option is exercised solely on the last day of its term for the appreciated price. These amounts represent certain assumed rates of appreciation less the exercise price, in accordance with the rules of the Securities and Exchange Commission, and do not reflect our estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of our common stock and no gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders.
AGGREGATED OPTION EXERCISES IN 2005,
AND FY-END OPTION VALUES

			Number of Securities	Value of Unexercised
	Shares Acquired		Underlying Unexercised	In-the-Money
	on Exercise	Value Realized	Options at FY-End (#)	Options at FY-End ($)
Name	(#)	($)	Exercisable/Unexercisable	Exercisable/Unexercisable

Edward A. Keible, Jr.	114,807	2,441,122	201,569/0	1,384,070/0
Julianne M. Biagini	140,379	3,644,307	68,126/0	289,500/0
John J. Mikulsky	160,228	4,587,984	109,677/0	628,596/0
      As of December 31, 2005, options to purchase 175,014 shares of common stock held by our executive officers were in-the-money.
Employment, Severance and Change of Control Agreements
      In March 2000, in connection with our merger with TRW Milliwave Inc., the Board approved an Officer Retention Plan providing for the acceleration of vesting, under certain circumstances, of a portion of stock options granted to our officers under our 1992 Stock Option Plan and 2000 Equity Incentive Plan. The Officer Retention Plan was amended in March 2002 and in October 2003 and renamed the Executive Officer Severance and Retention Plan. Under the Executive Officer Severance and Retention Plan, as amended, if an executive officer is terminated without cause, or resigns for certain specified reasons, the executive officer will receive (i) salary and benefits continuation based on the executive officer’s position and length of service with us and (ii) acceleration of vesting on the unvested portion of some of the executive officer’s stock options, based on the officer’s position and length of service with us. In the case of the Chief Executive Officer, the salary and benefits continuation period will be equal to the greater of two months for every year of service to us, or a total of 12 months, if the termination of employment does not occur in connection with, or within six months after, a change in control transaction. In the case of an Executive Vice President, the salary and benefits continuation will be equal to the greater of 1.5 months for every year of service to us, or a total of nine months, if the termination of employment does not occur in connection with, or within six months after, a change in control transaction. Under the circumstances set forth above, subject to certain exceptions, an executive officer will vest as if the executive officer had remained employed by us for twice the salary and benefits continuation period described above. Upon the closing of a change in control transaction, each executive officer will receive this same amount of acceleration of vesting even if his or her employment is not terminated. However, if an executive officer’s employment is terminated by us without cause or by the executive officer for certain specified reasons in connection with, or within six months after, the change in control transaction, the executive officer will receive salary and benefits continuation for twice the period that would have applied had such termination not occurred in connection with a change in control, and additional accelerated vesting in the same amount as provided when termination does not occur in connection with a change in control transaction.
      In 2003, the Board approved a Key Employee Severance and Retention Plan providing benefits to certain senior, non-executive employees. Under the Key Employee Severance and Retention Plan, if we terminate the employment of an eligible key employee without cause, or such employee resigns for certain specified reasons, in connection with or within six months after a change in control transaction, the key employee will receive salary and benefits continuation based on the key employee’s length of service with us. In addition, upon the closing of a change in control transaction, certain specified options granted to such employee will vest in full even if such key employee’s employment is not terminated.
      In 2003, the Board approved a Transaction Incentive Plan for the benefit of our executive officers and certain senior, non-executive employees. Under the Transaction Incentive Plan, an eligible employee will receive a cash bonus if the employee remains employed by us at the time of a change in control transaction. The amount of the bonus for an eligible employee will be calculated by multiplying the per-share proceeds received by our stockholders in the transaction, including certain dividends, by a number of “phantom” shares assigned to such employee, less profits received by the eligible employee on certain vested stock options.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
      The Compensation Committee of the Board of Directors of Endwave Corporation (“Endwave”) is responsible for, among other things, setting the compensation of executive officers, including any stock-based awards to such individuals under Endwave’s 2000 Equity Incentive Plan. The Compensation Committee annually evaluates the performance, and determines the compensation, of the Chief Executive Officer and the other executive officers of Endwave based upon a mix of the achievement of corporate goals, individual performance of the executive officers and comparisons with other companies operating in the same industry. The Chief Executive Officer provides recommendations to the Compensation Committee, but exits the meeting for the final discussion concerning his own compensation.
Executive Compensation Principles
      The Compensation Committee seeks to compensate executive officers in a manner designed to achieve the primary interest of Endwave’s stockholders, namely that of increased stockholder value. In furtherance of this goal, the Compensation Committee determined a compensation package for 2005 that considered both competitive and performance factors. Annual compensation of Endwave executives is composed of salary, bonus and stock incentives, an approach consistent with the compensation programs of other telecommunications and high technology companies. A substantial portion of the cash bonus compensation of each executive officer is contingent upon the achievement of certain performance milestones by Endwave and the achievement of individual goals set for each executive officer. Bonuses, therefore, could be substantial, could vary significantly from year to year and could vary significantly among executive officers. The Compensation Committee intends to continue to follow this approach in the future and be guided by the same principles. Stock-based awards also continue to be a part of the overall compensation for Endwave’s executive officers and are intended to further incentivize, as well as reward, the executive officers.
Base Salary
      The Compensation Committee determined salaries for 2005 for all executive officers at its meeting on January 25, 2005. In determining the base salary of the executive officers, the Compensation Committee examined both competitive and qualitative factors relating to corporate and individual performance. In many instances, assessment of qualitative factors necessarily involved a subjective assessment by the Compensation Committee. In determining salaries for executive officers for 2005, the Compensation Committee relied on the evaluation and recommendations by Mr. Keible of each officer’s responsibilities for 2005 and performance and accomplishments during 2004, with the final determination of compensation for each executive officer being determined by the Compensation Committee. In making its determinations, the Compensation Committee utilizes the Radford Executive survey, which provides a comparison of salaries of Endwave’s executive officers to salaries listed for executive officers of companies that are comparable in geographic location, size and industry.
Bonuses
      Based on the achievement of certain quantitative and qualitative goals relating to Endwave’s performance, including growing sales, building profitability, generating increased cash from operations and widening Endwave’s technology and quality leadership, the Compensation Committee established bonus targets for each executive officer at the beginning of 2005. The Compensation Committee determined final year-end bonuses for Endwave’s executive officers at its meeting on February 1, 2006, based on attainment of the foregoing goals and an analysis of each individual officers’ contributions during 2005.

      (1) The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Long Term Incentives
      Endwave uses the 2000 Equity Incentive Plan to further align the interests of stockholders and management by creating common incentives based on the possession by management of a substantial economic interest in the long-term appreciation of Endwave’s stock. In determining the number of stock options to be granted to an executive officer, the Compensation Committee takes into account the officer’s position and level of responsibility within Endwave, the officer’s existing equity holdings, the potential reward to the officer if the stock appreciates in the public market, the incentives necessary to retain the officer’s services for Endwave, the competitiveness of the officer’s overall compensation package and the performance of the officer.
      Section 162(m) of the Internal Revenue Code limits Endwave to a deduction for federal tax purposes of no more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code. The Compensation Committee has determined that stock options granted under Endwave’s 2000 Equity Incentive Plan with an exercise price at least equal to the fair market value of the Endwave’s common stock on the date of grant shall be rated as “performance-based compensation.”
Chief Executive Officer Compensation
      In general, the factors utilized in determining Mr. Keible’s compensation were similar to those applied to the other executive officers in the manner described in the preceding paragraphs; however, a significant percentage of his potential earnings was, and continues to be, subject to consistent, positive, long-term performance. Based on a review of the above mix of factors, for 2005, the Compensation Committee granted to Mr. Keible a base salary of $342,000, a bonus of $170,000 in respect of his 2005 performance and incentive stock options to purchase 75,000 shares.

Compensation Committee

Wade Meyercord (Chairperson)
Carol Herod Sharer
Joseph J. Lazzara
Compensation Committee Interlocks and Insider Participation
      No member of our compensation committee is or has been one of our officers or employees. In addition, no member of our compensation committee serves as a member of a board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board.

PERFORMANCE MEASUREMENT COMPARISON(1)
      The following graph shows the value as of December 31, 2005 of an investment of $100 in cash on January 1, 2001, the first day of regular trading of our common stock on Nasdaq, in our common stock and an investment of $100 in cash on January 1, 2001 in (i) the Nasdaq Stock Market Index (U.S. Companies) and (ii) the Nasdaq Telecommunications Index. All values assume reinvestment of the full amount of dividends paid, if any, and are calculated daily as of the end of each trading day:
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG ENDWAVE CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ TELECOMMUNICATIONS INDEX

*	$100 invested on 12/31/00 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

      (1) The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Indemnification
      Our Bylaws provide that we will indemnify our directors and executive officers and may indemnify our other officers, employees and other agents to the extent not prohibited by Delaware law. The Bylaws also require us to advance litigation expenses in the case of stockholder derivative actions or other actions. The indemnified party must repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.
Transactions with Northrop Grumman Corporation
      Northrop Grumman Corporation was a beneficial owner of a significant portion of our outstanding common stock from March 2000 through the beginning of December 2005. The record holder of such shares was most recently Northrop Grumman Space & Mission Systems Corp., a wholly-owned subsidiary of Northrop Grumman Corporation. We maintain a supply agreement and a technology services agreement with Northrop Grumman Space & Mission Systems Corp. The supply agreement, which specifies volume and price commitments, was effective by its terms through December 31, 2005 and has been extended by mutual agreement until December 31, 2006 while parties negotiate the terms of a new supply agreement. Under the existing agreement, we recorded purchases of $7.1 million, $4.2 million and $3.1 million for 2005, 2004 and 2003, respectively.
      We also sell various products and services under purchase orders and agreements to various subsidiaries and divisions of Northrop Grumman Corporation, and recognized revenues of $61,000, $86,000 and $345,000 in 2005, 2004 and 2003, respectively. In the years ended December 31, 2005, 2004 and 2003, we incurred costs related to these revenues of approximately $39,000, $51,000 and $124,000.
      At December 31, 2004, we had accounts receivable of $15,000 and accounts payable of $1.3 million related to our supplier and customer relationships, respectively, with Northrop Grumman Corporation and its subsidiaries.
      Some radios incorporating our transceivers that are manufactured and shipped by one of our customers have experienced degraded performance after installation in the field. The cause of the degradation was identified to be a faulty semiconductor component originally developed and supplied by TRW Inc. that was incorporated in the transceiver. TRW was later acquired by Northrop Grumman Corporation and renamed Northrop Grumman Space & Mission Systems Corp., and its foundry is referred to in this report by its tradename, Velocium. Pursuant to a settlement agreement between TRW and us, we are responsible for the direct costs associated with the repair and replacement of the degraded transceivers produced under our supply agreement with the customer. Northrop Grumman Space & Mission Systems Corp., as successor to TRW, compensated our customer for the indirect costs associated with the repair and replacement of the degraded radios and transceivers. These indirect costs include the costs associated with removing and replacing the radios in the field as well as removing and replacing the transceiver module in each returned radio. Under an agreement we entered into with Northrop Grumman Space & Mission Systems Corp. in March 2005, we agreed to pay $300,000 to Northrop Grumman Space & Mission Systems Corp. as final reimbursement for these indirect costs and to assume sole responsibility for any future product failures attributable to the TRW semiconductor component. We are in the process of designing a replacement component, which will be fabricated by an alternate supplier, that we believe will eliminate the degradation of performance in future production units. We expect to complete the design and qualification of this replacement component by mid-2006 at a cost of approximately $115,000. During 2001, we reserved $4.6 million for warranty charges to cover the actual repair of the transceivers containing these faulty components, of which $2.4 million had been used or reversed through December 31, 2005. We believe that our remaining reserve is adequate to cover our remaining warranty obligations.

HOUSEHOLDING OF PROXY MATERIALS
      The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
      This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker. If you are subject to “householding” and wish to receive a separate copy of this proxy statement, direct your written request to Endwave Corporation, Attn: Curt Sacks, 776 Palomar Avenue, Sunnyvale, CA 94085 or contact Mr. Sacks at (408) 522-3100. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.
OTHER MATTERS
      The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Brett W. Wallace
Corporate Secretary
June 13, 2006
      A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2005 is available without charge upon written request to: Investor Relations, Endwave Corporation, 776 Palomar Avenue, Sunnyvale, California 94085.

APPENDIX A
CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Endwave Corporation-Charter of the Audit Committee
Purpose and Policy
      The purpose of the Audit Committee of the Board of Directors of Endwave Corporation, a Delaware corporation (the “Company”), shall be to provide assistance and guidance to the Board in fulfilling its oversight responsibilities to the Company’s stockholders with respect to the Company’s corporate accounting and reporting practices as well as the quality and integrity of the Company’s financial statements and reports. The Audit Committee shall also provide oversight assistance in connection with legal and ethical compliance programs as established by management and the Board. The policy of the Audit Committee, in discharging these obligations, shall be to maintain and foster an open avenue of communication between the Audit Committee and the independent auditors, the Company’s financial management and internal auditors.
Composition and Organization
      The Audit Committee shall consist of at least three members of the Board of Directors. The members of the Audit Committee shall satisfy the independence and experience requirements of the Nasdaq National Market applicable to Audit Committee members. To the extent mandated by the requirements of the Nasdaq National Market and the Securities Exchange Act of 1934, as amended, at least one member of the Audit Committee shall be a “financial expert” within the meaning of such requirements.
      The Audit Committee shall hold such regular or special meetings as its members shall deem necessary or appropriate. Minutes of each meeting of the Audit Committee shall be prepared and distributed to each director of the Company promptly after each meeting. The operation of the Audit Committee shall be subject to the Bylaws of the Company as in effect from time to time and Section 141 of the Delaware General Corporation Law.
Authority
      The Audit Committee shall have full access to all books, records, facilities and personnel of the Company as deemed necessary or appropriate by any member of the Committee to discharge his or her responsibilities hereunder. The Audit Committee shall have authority to retain, at the Company’s expense, special legal, accounting or other advisors or consultants as it deems necessary or appropriate in the performance of its duties. The Audit Committee shall have authority to request that any of the Company’s outside counsel, outside auditors or investment bankers, or any other consultant or advisor to the Company attend any meeting of the Audit Committee or meet with any member of the Audit Committee or any of its special legal, accounting or other advisors and consultants.
Responsibilities
      The primary responsibility of the Audit Committee shall be to oversee the Company’s financial reporting process (including the outside auditors) on behalf of the Board and to report the results of these activities to the Board. It shall be the responsibility of management to prepare the financial statements and the responsibility of the outside auditors to audit those financial statements and for reviewing the Company’s unaudited interim financial statements. These functions shall not be the responsibility of the Audit Committee, nor shall it be the Committee’s responsibility to ensure that the financial statements are complete and accurate or conform to generally accepted accounting principles.
      In fulfilling its responsibilities, the Audit Committee believes that its functions and procedures should remain flexible in order to address changing conditions most effectively. To implement the policy of the Audit Committee, the Committee shall be charged with the following functions and processes, with the understanding, however that the Committee may supplement or deviate from these activities as appropriate under the circumstances:

1. To evaluate the performance of the Company’s outside auditors, to consider their qualifications (including their internal quality-control procedures and any material issues raised by that firm’s most recent internal quality-control or peer review or any investigations by regulatory authorities) and to determine whether to retain or to terminate the firm of certified public accountants employed by the Company as its outside auditors for the ensuing year, which retention shall be subject only to ratification by the Company’s stockholders.

2. To review and approve the engagement of the outside auditors, including the scope of and plans for the audit, the adequacy of staffing and the compensation to be paid to the auditors.

3. To review and approve the retention of the Company’s outside auditors to perform any proposed permissible non-audit services, including the compensation to be paid therefor, authority for which may be delegated to one or more Committee members, provided that all approvals of non-audit services pursuant to this delegated authority be presented to the full Committee at its next meeting.

4. To monitor the rotation of the outside audit partner with primary responsibility for the audit and the outside audit partner responsible for review of the audit as required by applicable law.

5. At least annually, to receive written statements from the outside auditors delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard No. 1, to consider and discuss with the auditors any disclosed relationships or services that could affect the auditors’ objectivity and independence and otherwise to take, and if so determined by the Audit Committee, to recommend that the Board take, appropriate action to oversee the independence of the auditors.

6. To consider and, if deemed appropriate, adopt a policy regarding committee preapproval of employment by the Company of individuals formerly employed by the Company’s outside auditors.

7. To review, upon completion of the audit, the financial statements and disclosures to be included in the Company’s Annual Report on Form 10-K.

8. To discuss with the outside auditors and management, as appropriate, the results of the annual audit, including the auditors’ assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and estimates (including material changes in estimates), any audit adjustments noted or proposed by the outside auditors (whether “passed” or implemented in the financial statements), the nature of significant risks and exposures, the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Committee by the outside auditors under Statement on Auditing Standards No. 61.

9. To discuss with management and the outside auditors the results of the auditors’ review of the Company’s quarterly financial statements, prior to release of earnings, to the extent practicable, or filing of the Company’s Quarterly Report on Form 10-Q, and any other matters required to be communicated to the Committee by the outside auditors under Statement on Auditing Standards No. 61. The Chair of the Committee may represent the entire Committee for purposes of this discussion.

10. To discuss with management and the outside auditors, as appropriate, the Company’s disclosures contained in earnings press releases and under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its periodic reports to be filed with the Securities and Exchange Commission, prior to their filing.

11. To review with management and the outside auditors major issues that arise regarding accounting principles and financial statement presentations, including the adoption of new, or material changes to existing, critical accounting policies or to the application of those policies, the potential effect of alternative accounting policies available under GAAP, the potential impact of regulatory and accounting initiatives and any other significant reporting issues and judgments.

12. To review and discuss with management and the outside auditors, as appropriate, the Company’s guidelines and policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the steps taken by management to monitor and control these exposures.

13. To evaluate the cooperation received by the outside auditors during their audit examination, including any restrictions on the scope of their activities or access to required records, data and information.

14. To review with the outside auditors any management letter provided by the auditors and management’s response, if any, to such letter.

15. To resolve any conflicts or disagreements between management and the outside auditors regarding financial reporting, accounting practices or policies.

16. To confer with the outside auditors and with the senior management of the Company regarding the scope, adequacy and effectiveness of internal accounting and financial reporting controls in effect (including any special audit steps taken in the even of material control deficiencies).

17. To confer with the outside auditors and senior management in separate executive sessions to discuss any matters that the Audit Committee, the outside auditors or senior management believe should be discussed privately with the Audit Committee.

18. To consider and review with management, the outside auditors, outside counsel, as appropriate, and, in the judgment of the Committee, such special counsel, separate accounting firm and other consultants and advisors as the Committee deems appropriate, any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements and accounting policies.

19. To establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

20. To direct counsel, the outside auditors and management to brief the Committee on significant regulatory or other legal or accounting matters that could have a material impact on the Company’s financial statements, compliance programs and policies and to discuss any such matters brought to the Committee’s attention with counsel, the outside auditors or management, as appropriate.

21. To review the results of management’s efforts to monitor compliance with the Company’s programs and policies designed to ensure adherence to applicable laws and regulations, as well as to its Code of Ethical Conduct, including review and approval of insider and affiliated-party transactions.

22. To investigate any matter brought to the attention of the Audit Committee within the scope of its duties, with the power to retain outside counsel and a separate accounting firm for this purpose if, in the judgment of the Audit Committee, such investigation or retention is necessary or appropriate.

23. To prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

24. To review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

25. To report to the Board of Directors with respect to material issues that arise regarding the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance or independence of the Company’s independent auditors or such other matters as the Committee deems appropriate from time to time or whenever it shall be called upon to do so.

26. To perform such other functions and to have such powers as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.

PROXY
ENDWAVE CORPORATION
PROXY SOLICITED BY THE BOARD OF DIRECTORS
For The Annual Meeting of Stockholders
To be held July 19, 2006
The undersigned hereby appoints Edward A. Keible, Jr. and Brett W. Wallace, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Endwave Corporation, which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Endwave Corporation to be held at the corporate headquarters of Endwave Corporation in Sunnyvale, California, on Wednesday, July 19, 2006 at 8:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.
UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.
PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.
(continued on reverse side)

A. Election of Directors
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

1.	To elect two directors to hold office until the 2009 Annual Meeting of Stockholders.

Nominees:

		For	Withhold

	01 – Edward A. Keible, Jr.	☐	☐

	02 – Edward C. V. Winn	☐	☐
B. Issue
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

		For	Against	Abstain

2.	To ratify the selection by the Audit Committee of the Board of Directors of Burr, Pilger & Mayer LLP as the independent registered public accounting firm of Endwave Corporation for its fiscal year ending December 31, 2006.	☐	☐	☐
C. Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed.
Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.
Dated:                     , 2006

Signature(s)
PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.